MassRoots Provides Shareholder Update on Key Objectives and Upcoming Events

Company focusing efforts to push business to cash-flow positive by leveraging its installed base of users and recent acquisitions

DENVER, CO-- MassRoots, Inc. (OTCQB: MSRT), a leading technology platform in the legal cannabis industry, has filed its quarterly report with the Securities and Exchange Commission (SEC) for the quarter ending September 30, 2017.

For the three months ended September 30, 2017 and 2016, MassRoots generated revenues of $11,516 and $209,003, respectively, a decrease of $197,487 over the prior year. Of the $11,516 generated in the three months ended September 30, 2017, all was made up of advertising revenue related to the MassRoots network. For the three months ended September 30, 2017 and 2016, MassRoots’ operating expenses were $7,533,530 and $2,094,211, respectively, an increase of $5,439,319, principally related to stock-based compensation. MassRoots also made a $300,000 investment in CannaRegs during the quarter along with the relaunch of its website and Dispensary Finder service.

“Moving forward we intend to focus our efforts to push the business to cash-flow positive as quickly as possible by maximizing revenue streams from the investments made over the last three years and continuing our cost-cutting efforts,” said Scott Kveton, MassRoots’ recently appointed interim CEO.

Three year MassRoots board member Vincent “Tripp” Keber stated,“The Q3 financial results do not reflect what we believe to be MassRoots’ potential, and reaffirms the board’s decision last month to make a leadership change. In this regard, we have asked our interim CEO Scott Kveton to refocus efforts with the plans he has put into motion for a direct-to-consumer & B2B play by leveraging our installed base of users and recent acquisitions.”

MassRoots’ 2017 acquisitions have focused on expanding its software offerings for licensed cannabis businesses. In January, MassRoots acquired Whaxy, a fully white labeled ordering software for licensed cannabis businesses for end-to-end transactional automation. In July 2017, MassRoots acquired Odava, a point-of-sale software for licensed dispensaries.

“We thank our shareholders for their continued support,” concluded Kveton. “We look forward to sharing some exciting developments and reporting back on our progress over the coming weeks.”

MassRoots management will be hosting a shareholder conference call to discuss MassRoots’ quarterly report:

What: MassRoots Shareholder Update and Q&A

Date: Thursday, November 16, 2017

Time: 4:30 pm Eastern Daylight Time

Dial-in Number: (888) 750-3467

Conference Code: 5289063

Questions for MassRoots’ management may be submitted prior to the call to ir@massroots.com.

About MassRoots

MassRoots, Inc. is one of the leading technology platforms for the regulated cannabis industry. Powered by more than one million registered users, the Company's mobile apps empower consumers to make educated cannabis purchasing decisions through community-driven reviews. Its compliance and point-of-sale system, MassRoots Retail, enables cannabis-related businesses to streamline their retail operations and manage compliance reporting to state regulators. With a significant market share of medical cannabis patients in certain markets and more than 25,000 shareholders, the Company believes it is uniquely positioned to best serve the needs of the cannabis industry. For more information, please visit MassRoots.com/Investors and MassRoots, Inc.'s filings with the U.S. Securities and Exchange Commission.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, forward-looking statements can be identified by terminology such as "may," "should," "potential," "continue," "expects," "anticipates," "intends," "plans," "believes," "estimates," "encouraged" and similar expressions and include statements regarding MassRoots focusing its efforts to push its business to cash-flow positive as quickly as possible, third quarter 2017 financial results not reflecting MassRoots’ potential, sharing some exciting developments over the coming weeks and MassRoots being uniquely positioned to best serve the needs of the cannabis industry. The forward-looking statements are based on management's expectations and assumptions as of the date of this press release and are subject to a number of risks and uncertainties, many of which are difficult to predict that could cause actual results to differ materially from current expectations and assumptions from those set forth or implied by any forward-looking statements. Important factors that could cause actual results to differ materially from current expectations include, among others, our ability to leverage revenue streams from our installed base of users and recent acquisitions to become cash-flow positive, our ability to execute our business strategy, our ability to best serve the needs of the cannabis industry, the on-going effects of the enactment of legislation relating to the production of and the commercialization of cannabis products and the other factors described in our filings with the SEC. The information in this release is provided only as of the date of this release, and we undertake no obligation to update any forward-looking statements contained in this release based on new information, future events, or otherwise, except as required by law.